                                                                     EXHIBIT 5.1


                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]




                                September 8, 1995




Genentech, Inc.
460 Point San Bruno Boulevard
South San Francisco, CA 94080

           Re: Registration Statement on Form S-4 of Genentech, Inc.

Gentlemen:

           We are acting as special counsel to Genentech, Inc. (the "Company") in connection with the above-captioned Registration Statement filed by the Company with the Securities and Exchange Commission (the "Registration Statement") with respect to the shares of Callable Putable Common Stock, $.02 par value ("Special Common Stock"), of the Company proposed to be issued in connection with the merger of a wholly owned subsidiary of Roche Holdings, Inc. with and into the Company (the "Merger"), as described in the Proxy Statement/Prospectus of the Company which is a part of the Registration Statement (the "Proxy Statement").

           In this connection, we have reviewed the Registration Statement and the exhibits thereto, and we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

           Based upon the foregoing, we are of the opinion that the shares of Special Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Merger by the requisite vote of the stockholders of the Company, will be validly issued, fully paid and non-assessable.

Genentech, Inc.
September 8, 1995
Page - 2 -



           We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Wachtell, Lipton, Rosen & Katz